Exhibit 99.1

Mindspeed® Reports Fiscal Fourth Quarter 2009 Results

Continued Revenue Growth and Non-GAAP Gross Margin Improvement Result in Non-GAAP Operating Profit and Positive Cash Generation

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--October 26, 2009--Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today reported results for its fiscal fourth quarter of 2009, which ended on October 2, 2009.

Fiscal Fourth Quarter 2009 Financial Highlights:

  Total Revenue: $34.7 million, up 7 percent sequentially
  All three business units grew sequentially
  Non-GAAP Gross Margin: 62.4 percent, up from 61.3 percent in the fiscal third quarter 2009; GAAP Gross Margin: 62.3 percent, up from 61.2 percent in the fiscal third quarter 2009
  Non-GAAP net loss per share of $(0.00); GAAP net loss per share of $(0.04)
  Generated approximately $9 million of cash, including $8.9 million in net proceeds from the company’s common stock offering, which closed on August 19, 2009; company ended the fiscal fourth quarter 2009 with cash and cash equivalents totaling $20.9 million dollars

Revenues for the fiscal fourth quarter of 2009 were $34.7 million and increased sequentially by 7 percent from revenues of $32.5 million in the fiscal third quarter of 2009.

The company’s non-GAAP gross margin was $21.7 million, or 62.4 percent of revenues, for the fiscal fourth quarter of 2009. This is compared to the company’s non-GAAP gross margin of $19.9 million, or 61.3 percent of revenues, for the fiscal third quarter of 2009. Presented on a GAAP basis, gross margin for the fiscal fourth quarter of 2009 was $21.7 million, or 62.3 percent of revenues, compared to $19.9 million, or 61.2 percent of revenues, for the fiscal third quarter of 2009.

Total non-GAAP operating expenses for the fiscal fourth quarter of 2009 were $21.1 million, down $92,000, or 0.4 percent, sequentially from the fiscal third quarter of 2009 level of $21.2 million. Total GAAP operating expenses for the fiscal fourth quarter of 2009 were $22.0 million, flat when compared to total GAAP operating expenses for the fiscal third quarter of 2009.

Non-GAAP operating income for the fiscal fourth quarter of 2009 was $575,000, compared to a non-GAAP operating loss of $1.3 million for the fiscal third quarter of 2009. On a GAAP basis, the operating loss for the fiscal fourth quarter of 2009 was $327,000, compared to an operating loss of $2.1 million for the fiscal third quarter of 2009.

The company’s non-GAAP net loss for the fiscal fourth quarter of 2009 was $77,000, or $(0.00) per share. This compares to a non-GAAP net loss for the fiscal third quarter of 2009 of $2.1 million, or $(0.09) per share. Presented on a GAAP basis, the company reported a net loss of $979,000, or $(0.04) per share, for the fiscal fourth quarter of 2009, which includes employee separation costs and stock-based compensation expense, among other items. This compares to a GAAP net loss of $2.9 million, or $(0.12) per share, for the fiscal third quarter of 2009, which includes stock-based compensation expense, among other items. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Revenues from multiservice access Voice-over-IP (VoIP) processor solutions contributed 41 percent of fiscal fourth quarter of 2009 product revenues and increased 4 percent sequentially, while revenues from high-performance analog products increased 4 percent sequentially from the prior quarter and represented 30 percent of product revenues. Wide area networking communication revenues contributed the remaining 29 percent of fiscal fourth quarter of 2009 product revenues and increased 13 percent sequentially.

Commentary

“The fiscal fourth quarter of 2009 was a great close to the year continuing our trajectory of improving financial performance with continued revenue growth and non-GAAP gross margin improvement. We achieved both non-GAAP operating profitability, as well as positive cash generation, and exceeded our expectations by delivering a non-GAAP net loss per share of approximately break-even, or $(0.00), for the first time in a year. We believe we have emerged from one of the worst down cycles as a stronger, leaner and more competitive company,” said Raouf Y. Halim, Mindspeed’s chief executive officer.

Outlook

Mindspeed expects fiscal first quarter of 2010 revenues to grow between 4 and 8 percent, or to approximately $36.1 million to $37.5 million, from the fiscal fourth quarter of 2009, excluding any potential patent sales. The company expects fiscal first quarter of 2010 non-GAAP gross margin to be in the range of 62.5 to 63 percent, excluding any potential patent sales. The company expects non-GAAP operating expenses to be approximately $21.3 million in the fiscal first quarter of 2010.

Fiscal Fourth Quarter 2009 Conference Call

Mindspeed will conduct a conference call announcing its fiscal fourth quarter of 2009 results on Monday, October 26, 2009, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time. To listen to the conference call via telephone please dial 800-593-9968 (domestic) or 210-795-2680 (international); with the following password, Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed's website at www.mindspeed.com. Replay of the conference will be available via telephone one hour after it concludes for 30 days by calling 888-566-0613 (domestic) or 203-369-3075 (international). Replay will also be available on Mindspeed's website at www.mindspeed.com.

About Mindspeed Technologies®

Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks. The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access voice-over-IP processors designed to support voice and data services across wireline and wireless networks and WAN communication products such as T/E carrier transmission devices and ATM/MPLS network processors. Mindspeed’s products are used in a wide variety of network infrastructure equipment, including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment. To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the company's expectations, goals or intentions, including but not limited to, statements under the headings “Commentary” and “Outlook” regarding improving financial performance, revenue growth, gross margin improvement, business trends and economic cycles, competitive position, patent sales and expected levels of revenues, gross margin and operating expenses. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: cash requirements and terms and availability of financing; future operating losses; worldwide political and economic uncertainties, and specific conditions in the markets we address; fluctuations in the price of our common stock and our operating results; loss of or diminished demand from one or more key customers or distributors; our ability to utilize our net operating loss carry forwards and certain other tax attributes; our ability to attract and retain qualified personnel; constraints in the supply of wafers and other product components from our third-party manufacturers; doing business internationally; pricing pressures and other competitive factors; successful development and introduction of new products; our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; industry consolidation; order and shipment uncertainty; our ability to obtain design wins and develop revenues from them; lengthy sales cycles; the expense of and our ability to defend our intellectual property against infringement claims by others; product defects and bugs; and business acquisitions and investments. Risks and uncertainties that could cause the company's actual results to differ from those set forth in any forward-looking statement are discussed in more detail under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Quarterly Report on Form 10-Q for the quarter ended July 3, 2009, as well as similar disclosures in the company's subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

MINDSPEED TECHNOLOGIES, INC. Consolidated Condensed Statements of Operations (unaudited, in thousands, except per share amounts)

	Three months ended			Year ended
	October 2,	July 3,	October 3,	October 2,	October 3,
	2009	2009	2008	2009	2008

Net revenues:
Product	$34,743	$32,545	$39,101	$121,552	$144,349
Intellectual property	—	—	12,000	5,000	16,350
Total net revenues	34,743	32,545	51,101	126,552	160,699
Cost of goods sold:
Cost of goods sold, excluding asset impairments (a)(b)	13,084	12,618	12,974	46,314	47,625
Asset impairments (c)	—	—	—	3,667	—
Total cost of goods sold (a)(b)(c)	13,084	12,618	12,974	49,981	47,625

Gross margin	21,659	19,927	38,127	76,571	113,074

Operating expenses:
Research and development (a)	12,109	12,097	14,024	50,650	56,217
Selling, general and administrative (a)	9,877	9,880	12,608	41,582	46,984
Special charges (d)	—	9	(73)	6,896	211
Total operating expenses	21,986	21,986	26,559	99,128	103,412

Operating income (loss)	(327)	(2,059)	11,568	(22,557)	9,662

Other (expense) income, net	(559)	(747)	(252)	1,008	(1,816)

Income (loss) before income taxes	(886)	(2,806)	11,316	(21,549)	7,846

Provision for income taxes	93	127	332	482	611

Net income (loss)	$(979)	$(2,933)	$10,984	$(22,031)	$7,235

Net income (loss) per share, basic	$(0.04)	$(0.12)	$0.47	$(0.91)	$0.31

Weighted-average number of shares used in basic per share computation	26,024	23,619	23,227	24,156	23,046
(a)	Includes stock-based compensation expense and employer taxes on stock-based compensation.

(b)	Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $0.2 million (October 2009), $0.3 million (July 2009), and $0.5 million (October 2008). For the twelve months ended October 2, 2009 and October 3, 2008, the favorable effect of such sales was $1.5 million and $1.6 million.

(c)	Asset impairments include the write-down of the carrying value of technology developed by Ample Communications, Inc., which was previously acquired by the company ($2.3 million), certain Ample related inventory ($1.0 million) and certain manufacturing related fixed assets ($0.3 million).

(d)	Special charges consists of tangible and intangible asset impairments and restructuring charges.

MINDSPEED TECHNOLOGIES, INC. Reconciliation of Non-GAAP Measures to GAAP Measures (unaudited, in thousands, except per share amounts)

	Three months ended			Year ended
	October 2,	July 3,	October 3,	October 2,	October 3,
	2009	2009	2008	2009	2008

Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$21,687	$19,945	$38,334	$80,489	$113,909
Items excluded from non-GAAP gross margin:
Stock-based compensation	18	18	52	85	173
Employer taxes on stock-based compensation	—	—	—	1	5
Amortization of intangible assets (e)	—	—	155	155	620
Asset impairments (f)	—	—	—	3,667	—
Employee separation costs (g)	10	—	—	10	37
Gross margin	$21,659	$19,927	$38,127	$76,571	$113,074

Reconciliation of Non-GAAP Operating Expenses to GAAP Operating Expenses
Non-GAAP operating expenses	$21,112	$21,204	$24,136	$89,114	$95,549
Items excluded from non-GAAP operating expenses:
Stock-based compensation	461	684	1,333	2,590	5,209
Employer taxes on stock-based compensation	—	—	13	6	166
Amortization of intangible assets (e)	—	—	—	—	100
Employee separation costs (g)	397	—	721	313	1,748
Special charges (h)	—	9	(73)	6,896	211
Employee option exchange costs (i)	16	89	—	209	—
Reverse stock split costs (j)	—	—	429	—	429
Operating expenses	$21,986	$21,986	$26,559	$99,128	$103,412

Reconciliation of Non-GAAP Operating Income/(Loss) to GAAP Operating Loss
Non-GAAP operating income/(loss)	$575	$(1,259)	$14,198	$(8,625)	$18,360
Items excluded from non-GAAP operating income/(loss):
Stock-based compensation	479	702	1,385	2,675	5,382
Employer taxes on stock-based compensation	—	—	13	7	171
Amortization of intangible assets (e)	—	—	155	155	720
Asset impairments (f)	—	—	—	3,667	—
Employee separation costs (g)	407	—	721	323	1,785
Special charges (h)	—	9	(73)	6,896	211
Employee option exchange costs (i)	16	89	—	209	—
Reverse stock split costs (j)	—	—	429	—	429
Operating loss	$(327)	$(2,059)	$11,568	$(22,557)	$9,662

Reconciliation of Non-GAAP Net Income/(Loss) to GAAP Net Loss
Non-GAAP net income/(loss)	$(77)	$(2,133)	$13,614	$(10,979)	$15,933
Items excluded from non-GAAP net income/(loss):
Stock-based compensation	479	702	1,385	2,675	5,382
Employer taxes on stock-based compensation	—	—	13	7	171
Amortization of intangible assets (e)	—	—	155	155	720
Asset impairments (f)	—	—	—	3,667	—
Employee separation costs (g)	407	—	721	323	1,785
Special charges (h)	—	9	(73)	6,896	211
Employee option exchange costs (i)	16	89	—	209	—
Reverse stock split costs (j)	—	—	429	—	429
Gain on debt extinguishment (k)	—	—	—	(2,880)	—
Net loss	$(979)	$(2,933)	$10,984	$(22,031)	$7,235

Reconciliation of Non-GAAP Net Income/(Loss) Per Share to GAAP Net Loss Per Share
Loss per share, basic:
Non-GAAP net income/(loss)	$(0.00)	$(0.09)	$0.59	$(0.45)	$0.69
Adjustments	(0.04)	(0.03)	(0.12)	(0.46)	(0.38)
Net loss	$(0.04)	$(0.12)	$0.47	$(0.91)	$0.31

(e)	Amortization of intangible assets reflects amortization expense on purchased intangibles from the acquisition of certain of the assets of Ample in the fourth quarter of fiscal 2007.

(f)	Asset impairments include the write-down of the carrying value of technology developed by Ample ($2.3 million), certain Ample related inventory ($1.0 million) and certain manufacturing related fixed assets ($0.3 million).

(g)	Employee separation costs consist of severance benefits payable to certain former employees of the company as a result of organizational changes.

(h)	Special charges consists of asset impairments and restructuring charges.

(i)	Employee option exchange costs consist of the costs incurred to implement and account for the employee option exchange program.

(j)	Reverse stock split costs consist of the costs incurred to effect and account for the reverse stock split.

(k)	Gain on debt extinguishment represents the gain we recorded in connection with extinguishing portions of our convertible debt instrument.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review this reconciliation. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation and related employer taxes, asset impairments, amortization of intangible assets, employee separation costs, costs related to our reverse split and employee option exchange program, the effects of special charges such as asset impairments and restructuring charges and/or gain on extinguishment of debt. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, operating expenses, operating income/(loss), net income/(loss) and net income/(loss) per share internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Non-GAAP gross margin excludes stock-based compensation expense, employer taxes on stock-based compensation, amortization of intangible assets, asset impairments and employee separation costs. Non-GAAP operating expenses exclude stock-based compensation expense, employer taxes on stock-based compensation, amortization of intangible assets, employee separation costs, special charges, reverse stock split costs and employee option exchange costs. Non-GAAP operating income/(loss) excludes stock-based compensation expense, employer taxes on stock-based compensation, amortization of intangible assets, asset impairments, employee separation costs, special charges, reverse stock split costs and employee option exchange costs. Non-GAAP net income/(loss) and non-GAAP net income/(loss) per share exclude stock-based compensation expense, employer taxes on stock-based compensation, amortization of intangible assets, asset impairments, employee separation costs, special charges, reverse stock split costs, employee option exchange costs and gain on extinguishment of debt.

As a result of our adoption of SFAS 123R, “Share-Based Payment” in the first quarter of fiscal 2006, our GAAP statements of operations for periods beginning in fiscal year 2006 include stock-based compensation expense. We believe that excluding stock-based compensation and employer taxes on stock based compensation from non-GAAP measures facilitates a comparison of our results with prior periods and can enhance the understanding of our performance. We exclude the amortization of intangible assets and asset impairments from non-GAAP measures because we believe it provides a helpful perspective on our operating performance. We exclude employee separation costs, reverse stock split costs and costs related to our employee option exchange program because they include significant discrete items that may not be indicative of our ongoing operations or economic performance. We exclude special charges from non-GAAP measures because it includes restructuring charges, asset impairments and other significant discrete items that may not be indicative of our ongoing operations and economic performance. We exclude gain on debt extinguishment because it is considered by management to be outside our core operating activities.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation and related employer taxes, amortization of intangible assets, asset impairments, our reverse stock split, our employee option exchange program, employee separation costs, special charges and gain on extinguishment of debt, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	October 2,	October 3,
	2009	2008
ASSETS
Current Assets
Cash and cash equivalents	$20,891	$43,033
Receivables, net	7,662	14,398
Inventories	10,902	16,187
Deferred tax assets - current	1,574	144
Prepaid expenses and other current assets	2,529	2,994
Total current assets	43,558	76,756

Property, plant and equipment, net	11,018	12,600
Intangible assets, net	—	4,909
License agreements	6,505	3,347
Other assets	1,479	2,992
Total assets	$62,560	$100,604

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$6,338	$11,265
Accrued compensation and benefits	5,788	6,778
Accrued income taxes	525	412
Deferred income on sales to distributors	2,604	4,869
Deferred revenue	1,106	562
Restructuring	448	8
Convertible senior notes – short term	10,486	—
Other current liabilities	2,177	2,585
Total current liabilities	29,472	26,479

Convertible senior notes – long term	15,000	45,648
Other liabilities	823	519
Total liabilities	45,295	72,646

Stockholders' equity	17,265	27,958
Total liabilities and stockholders' equity	$62,560	$100,604

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Year ended
	October 2,	October 3,
	2009	2008

Cash Flows From Operating Activities
Net income (loss)	$(22,031)	$7,235
Adjustments required to reconcile net loss to the net cash provided by (used in) operating activities, net of effects of acquisitions:

Depreciation and amortization	6,106	7,173
Asset impairments	5,498	—
Restructuring charges	4,031	(140)
Stock compensation	2,676	5,506
Inventory provisions	657	(900)
Gain on debt extinguishment	(2,880)	—
Other non-cash items, net	340	67
Changes in assets and liabilities:
Receivables	6,903	(741)
Inventories	4,628	(264)
Accounts payable	(5,069)	5,380
Deferred income on sales to distributors	(2,265)	646
Restructuring	(3,391)	1,616
Accrued expenses and other current liabilities	(1,379)	1,076
Other	791	41

Net cash (used in) provided by operating activities	(5,385)	26,695

Cash Flows From Investing Activities
Capital expenditures	(8,058)	(7,514)
Acquisition of assets, net of cash acquired	—	(1,172)

Net cash used in investing activities	(8,058)	(8,686)

Cash Flows From Financing Activities
Extinguishment of convertible debt	(17,320)	—
Proceeds from equity financing, net of offering costs	8,947	—
Debt issuance costs	(256)	(805)
Exercise of options and warrants	—	111

Net cash (used in) provided by financing activities	(8,629)	(694)

Effect of foreign currency exchange rates on cash	(70)	(78)

Net (decrease) increase in cash and cash equivalents	(22,142)	17,237
Cash and cash equivalents at beginning of period	43,033	25,796

Cash and cash equivalents at end of period	$20,891	$43,033

MINDSPEED TECHNOLOGIES, INC. Selected Corporate Data (unaudited, in thousands)

	Three months ended			Year ended
	October 2,	July 3,	October 3,	October 2,	October 3,
	2009	2009	2008	2009	2008

Gross margin %	62%	61%	75%	61%	70%

Cash provided by (used in):
Operating activities	$2,267	$(378)	$15,058	$(5,385)	$26,695
Investing activities	(2,126)	(2,340)	(1,088)	(8,058)	(8,686)
Financing activities	8,947	—	(805)	(8,629)	(694)
Effect of foreign currency on cash	(68)	21	(30)	(70)	(78)
Net increase (decrease) in cash	$9,020	$(2,697)	$13,135	$(22,142)	$17,237

Depreciation	$1,256	$1,233	$1,336	$5,063	$4,947
Capital expenditures	1,232	308	775	4,510	4,542

Revenues by region:
Americas	$9,059	$6,989	$23,209	$37,102	$58,092
Europe	2,807	2,364	6,107	12,185	20,094
Asia-Pacific	22,877	23,192	21,785	77,265	82,513
	$34,743	$32,545	$51,101	$126,552	$160,699

Revenues by product line:
Multiservice access DSP products	$14,240	$13,642	$15,197	$49,452	$48,402
High-performance analog products	10,405	9,998	10,251	39,084	41,900
WAN communications products	10,098	8,905	13,653	33,016	54,047
Total net product revenues	34,743	32,545	39,101	121,552	144,349
Intellectual property	—	—	12,000	5,000	16,350
Total net revenues	$34,743	$32,545	$51,101	$126,552	$160,699

CONTACT:
Mindspeed Technologies, Inc.
Andrea D. Williams, 949-579-3111